SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2007

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315                 63-0860407

(Commission File Number) (IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

Certain financial statements of HealthSouth Corporation's (the "Company") Surgery Centers Division for the years ended December 31, 2006, 2005 and 2004 (the "Surgery Centers Financials"), will be made available to prospective lenders for the purpose of seeking financing for the proposed acquisition of the Company's Surgery Centers Division by ASC Acquisition LLC ("Buyer"), a Delaware limited liability company and newly formed affiliate of TPG Partners V, L.P., pursuant to the previously announced Stock Purchase Agreement, dated as of March 25, 2007, between the Company and Buyer. Copies of the Surgery Centers Financials that will be made available to prospective lenders are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to liability of that section.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company's current intent, belief, or expectations, and involve certain risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the likelihood and timing of the closing of the transactions contemplated by the Stock Purchase Agreement. The Company's actual future results may not meet the Company's expectations. In addition to those factors identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and other filings with the SEC, factors that may cause future results to differ materially from the Company's current expectations include, but are not limited to, the possibility that the Company's sale of the Surgery Centers Division will not close, the risk of a significant adjustment to the purchase price, and regulatory delays in approving the sale. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events, or otherwise.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name: John P. Whittington
Title:	Executive Vice President, General Counsel
and Corporate Secretary

Dated: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	HealthSouth Surgery Centers Division Combined Financial Statements,
December 31, 2006, 2005 and 2004.